Veritec Receives Final Decree Closing Chapter 11 Case

Golden Valley, Minn.  August 10, 2006 - Veritec, Inc. (OTC: VRTC) the patent holder and leading designer and provider of integrated uses, hardware and software for high data density multi-dimensional barcode technology to the manufacturing and security industries, is pleased to announce today that the United States Bankruptcy Court for the District of Minnesota has issued its “Order and Final Decree Closing Chapter 11 Case” as to Veritec’s bankruptcy.

Upon receiving a copy of the “Order and Final Decree”, Ms. Van Tran, Veritec’s CEO commented:  “I was so pleased to see those words written by Judge Kressel when he wrote: “the estate having been fully administered:  IT IS ORDERED, that, the chapter 11 trustee [ … ] is discharged and the case is closed.”

Mr. Jerry Fors, Veritec’s Chief Financial Officer stated: “Judge Kressel’s words were a breath of fresh air.  Now I look forward to the day when we will file all past due 10-Q’s and K’s and once again become compliant with our reporting requirements”.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results or attainment of goals expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe risks and uncertainties, readers are urged to consider statements containing the terms “once again”, “will”, to be uncertain and forward looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.  We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact - Public Relations: Joe Micelli

Telephone:  (763) 253-2670

Facsimile:    (763) 253-0503

Jmicelli@veritecinc.com